UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 4, 2013

Commission File Number:  000-52369

Bond Laboratories, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-3464383
(IRS Employer Identification No.)

4509 S. 143rd Street, Suite 1, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 2.03.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On September 4, 2013, Bond Laboratories, Inc. (the "Company") executed a Term Loan Agreement and other ancillary documents to receive a $2.6 million term loan from U.S. Bank (the "Bank") (the "Term Loan"), which Term Loan will accrue interest at a rate of 3.6% per annum and mature on August 15, 2018. The Company's repayment of the Term Loan is guaranteed by the Company's wholly owned subsidiary, NDS Nutrition, Inc., a Florida corporation ("NDS"), and is secured by a continuing security interest in substantially all of the Company's assets, including the Company's interest in NDS.

Proceeds from the Term Loan will be used, in part, to finance the Company's partial redemption of the Series C Convertible Preferred Stock ("Series C Preferred"), as described in Item 8.01 below, and the Company's redemption of all outstanding shares of the 10% Cumulative Perpetual Series B Preferred Stock ("Series B Preferred"), as disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2013 (the "Series B Redemption"). A copy of the press release announcing the Term Loan and the Company's plans to recapitalize its existing capital structure, as discussed in Item 8.01 below, is attached hereto as Exhibit 99.1 (the "Press Release").

Item 8.01 Other Events.

On September 10, 2013, the Company announced plans for a recapitalization of its existing capital structure. In addition to the Series B Redemption, the Company plans: (i) to redeem half of the issued and outstanding shares of Series C Preferred at par, plus accrued dividends; (ii) convert all remaining shares of Series C Preferred and accrued dividends into shares of the Company's common stock at $0.25 per share; (iii) exchange/cancel 2,500,000 warrants issued in connection with the original Series C Preferred Financing for 625,000 shares of the Company's common stock; and (iv) complete a reverse split of the Company's common stock at a ratio of 10 for 1, pending review and acceptance by the Financial Industry Regulatory Authority ("FINRA"). The Company will disclose additional details of these transactions in Current Reports on Form 8-K as each transaction is fully consummated.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

Disclaimer.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements identified by words such as "may", "could", "would", "should", "believes", "expects", "anticipates", "estimates", "intends", "plans" or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bond Laboratories, Inc.

Date:   September 10, 2013
By:	/s/ Michael Abrams

Name: Michael Abrams
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, dated September 10, 2013